Exhibit 10.36

TERMINATION AND ASSIGNMENT AGREEMENT

THIS TERMINATION AND ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into this 27th day of February, 2004 (the “Effective Date”), by and between PHOTON DYNAMICS, INC. (“PDI”) and ISHIKAWAJIMA-HARIMA HEAVY INDUSTRIES CO. LTD. (“IHI”). Each of PDI and IHI may also be referred to herein each individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, PDI and IHI have entered into a series of agreements, understandings, and business arrangements relating to the manufacture, marketing, distribution and support of flat panel display test, inspection and repair systems in Japan and other Asian markets (collectively, the “Business Relations”);

WHEREAS, PDI and IHI desire to terminate all such Business Relations and settle their respective rights and obligations arising therefrom or related thereto; and

WHEREAS, IHI acknowledges and understands that PDI will rely on the assignments, licenses, representations, warranties, and covenants in this Agreement to fulfill its contractual obligations hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS

a. “Confidential Information” means the proprietary information of each Party, including the terms of this Agreement or the PDI-IHI Agreements, all Intellectual Property underlying the Intellectual Property Rights assigned or licensed herein, all confidential and proprietary information previously disclosed by the Parties pursuant to a confidentiality provision contained in any PDI-IHI Agreement, and all other proprietary information disclosed by the Parties in connection with the PDI-IHI Work Product, including, but not limited to, business information, source code, specifications, and related information, all of which is of a confidential nature and which contains valuable trade secrets, know-how, and proprietary information of each Party.

b. “Intellectual Property” means all algorithms, application programming interfaces (APIs), apparatus, circuit designs and assemblies, concepts, confidential information, data (including clinical data), databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, gate arrays, ideas and inventions (whether or not patentable or reduced to practice), IP cores, know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans), methods, models, net lists, network configurations and architectures, photomasks, procedures, processes, protocols, schematics, semiconductor devices, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, test vectors, tools, uniform resource identifiers including uniform resource locaters (URLs), user interfaces, web sites, works of authorship, and other forms of technology.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

c. “Intellectual Property Rights” means any and all copyrights, exclusive exploitation rights, moral rights, and mask work rights; trademark, service mark and trade name rights and similar rights; trade secret rights; patent and industrial property rights; any other proprietary rights in Intellectual Property of every kind and nature arising under the laws of any jurisdiction; and rights in or relating to registrations, renewals, extensions, continuations, continuations-in-part, combinations, divisions, and reissues thereof, and applications therefor.

d. “KKPD” means KK Photon Dynamics, Inc.

e. “Listed Intellectual Property Rights” means all Intellectual Property Rights that are listed in EXHIBIT B.

f. “Non-Listed Intellectual Property Rights” means all Intellectual Property Rights, other than Listed Intellectual Property Rights, that (i) are embodied in the PDI-IHI Work Product; or (ii) are or were used by PDI in connection with the PDI-IHI Work Product on or before the Effective Date.

g. “PDI-IHI Agreements” means (i) the agreements listed in EXHIBIT A and any amendments in any form thereto, to the extent such agreements and amendments were executed by IHI and PDI (or by IHI and KKPD), and (ii) all other Business Relations or obligations between IHI and PDI (or between IHI and KKPD) with respect to any business arrangement whatsoever, whether oral or written, formed by the course of performance or dealing between the Parties or customary industry practices. For the avoidance of doubt, the parties agree and acknowledge that this Agreement shall not be deemed to be a “PDI-IHI Agreement.”

h. “PDI-IHI Work Product” means any Intellectual Property developed in connection with the PDI-IHI Agreements, or any products or services provided by or for either Party in connection with the PDI-IHI Agreements relating to flat panel display test, inspection, or repair systems.

i. “Related Intellectual Property Rights” means all Intellectual Property Rights that are in any way related to the PDI-IHI Work Product other than (a) Listed Intellectual Property Rights and (b) Non-Listed Intellectual Property Rights.

2. TERMINATION OF PDI-IHI AGREEMENTS. PDI and IHI agree that the PDI-IHI Agreements are hereby terminated as of the Effective Date. Except as set forth in this Agreement, and notwithstanding anything to the contrary in the PDI-IHI Agreements, neither Party shall have any further obligation or liability to the other Party with respect to the PDI-IHI Agreements. In addition, PDI and IHI agree that, notwithstanding any survival or other similar clause included in any of the PDI-IHI Agreements, all provisions of the PDI-IHI Agreements are hereby terminated and of no further force or effect. With respect to any PDI-IHI Agreements by and between IHI and KKPD (but to which PDI is not a party), PDI will cause KKPD to agree to the foregoing termination provisions.

3. INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE

a. Assignment and License

(i) Listed Intellectual Property Rights. To the extent IHI owns any right, title, or interest in the Listed Intellectual Property Rights, IHI hereby irrevocably and unconditionally assigns to PDI all right, title, and interest in and to all Listed Intellectual Property Rights.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(ii) Non-Listed Intellectual Property Rights. To the extent IHI owns any right, title, or interest in the Non-Listed Intellectual Property Rights, IHI hereby irrevocably and unconditionally assigns to PDI all right, title, and interest in and to all Non-Listed Intellectual Property Rights. Upon IHI’s discovery of any Non-Listed Intellectual Property Rights not previously identified by the parties, IHI agrees to promptly notify PDI and to immediately take any and all such actions as may be necessary in order to perfect the foregoing assignment to PDI of such Non-Listed Intellectual Property Rights.

(iii) Related Intellectual Property Rights. To the extent IHI holds any right, title, or interest in the Related Intellectual Property Rights, IHI hereby grants to PDI a nonexclusive, transferable, worldwide, perpetual, irrevocable, fully-paid and royalty-free license to (1) use, reproduce, distribute, perform, display, modify, and create derivative works of any Intellectual Property in which Related Intellectual Property Rights are embodied; and (2) use, make, have made, sell, offer for sale, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Related Intellectual Property Rights.

(iv) Clarification. For the avoidance of doubt, the parties agree and acknowledge that neither the Listed Intellectual Property Rights, nor the Non-Listed Intellectual Property Rights, nor the Related Intellectual Property Rights shall include [Japan Patent Pub. No. JP2002-258234], which is jointly owned by IHI and Sharp Corporation, or the United States patent counterpart application thereto (application no. 10/258,972).

b. Other Rights. If any Intellectual Property Rights, including moral rights, cannot (as a matter of law) be assigned by IHI to PDI as provided in Section 3(a), then (i) IHI unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against PDI with respect to such rights, and (ii) to the extent IHI cannot (as a matter of law) make such waiver, IHI unconditionally grants to PDI an exclusive (even as to IHI), perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the PDI-IHI Work Product in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the PDI-IHI Work Product, and (c) to exercise any and all other present or future rights in the PDI-IHI Work Product.

c. Delivery. IHI shall deliver, within thirty (30) days of execution of this Agreement by the Parties, all forms of Intellectual Property embodying Listed Intellectual Property Rights, whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries. To the extent that IHI is unable to deliver the foregoing within thirty (30) days of execution due to processing delays at the Japan Patent Office, then IHI will make such delivery as soon as practicable.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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d. Consideration. In consideration of the assignments and licenses of Intellectual Property Rights set forth in this section, PDI will pay to IHI a total sum of five hundred thousand U.S. dollars (U.S. $500,000), within thirty (30) days after the Effective Date.

e. Grantback License. At any time after the Effective Date, IHI may submit written notice to PDI that it wishes to receive a license to the PDI-IHI Work Product, whereupon PDI agrees that it will grant to IHI a nonexclusive, nontransferable, personal, paid-up license to use the PDI-IHI Work Product solely outside the Display Field, for a one-time license fee in the sum of one U.S. dollar (U.S. $1). For purposes of this section, “Display Field” means the flat-panel display test, inspection, and repair industry, and all products, services, and applications related thereto.

4. FURTHER ASSURANCES

a. Cooperation and Assistance. IHI will, at PDI’s request and expense: (i) reasonably cooperate with and assist PDI, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing PDI’s rights in the PDI-IHI Work Product; and (ii) execute and deliver to PDI any documents necessary or appropriate to perfect, maintain, protect, or enforce PDI’s rights in the PDI-IHI Work Product or otherwise carry out the purpose of this Agreement. PDI will reimburse IHI for any reasonable out-of-pocket expenses actually incurred by IHI in fulfilling its obligations under this Section 4(a). Without limiting the generality of the foregoing:

(i) Copyright Assignments. IHI will execute and deliver to PDI, at PDI’s request, a copyright assignment in the form of EXHIBIT C for any PDI-IHI Work Product subject to copyright protection.

(ii) Patent Assignments. IHI will execute and deliver to PDI, at PDI’s request, a patent application assignment in the form of EXHIBIT D for any invention conceived or reduced to practice by IHI in connection with the PDI-IHI Work Product for which PDI elects to file a patent application. At PDI’s request, IHI will promptly record such assignment with the United States Patent and Trademark Office and Japan Patent Office.

b. Power of Attorney. IHI hereby irrevocably designates and appoints PDI and its duly authorized officers and agents as IHI’s agent and attorney-in-fact to act for and on IHI’s behalf to execute, deliver and file the documents specified above in Section 4(a) with the same legal force and effect as if executed by IHI, if PDI is unable for any reason to secure IHI’s signature on any document needed in connection with the actions described in Section 4(a). IHI acknowledges that this appointment is coupled with an interest.

c. Intellectual Property Rights Held by Affiliates. For purposes of this Agreement, “Affiliate” means any entity that controls, is controlled by, or is under common control with IHI, where “control” of an entity means ownership of more than fifty percent (50%) of the equity interest in such entity. To the extent that all or part of the Listed Intellectual Property Rights, Non-Listed Intellectual Property Rights, or Related Intellectual Property Rights are held by IHI’s Affiliates, IHI will promptly cause such Affiliates to make all assignments and grant all licenses necessary for PDI to receive the same right, title, and interest that PDI would have received under this Agreement had IHI itself exclusively owned the Listed Intellectual Property Rights, Non-Listed Intellectual Property Rights, and Related Intellectual Property Rights.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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5. [ * ] SALES AND SERVICE CONDITIONS

a. Purchase and Resale. From time to time, IHI will be entitled to purchase PDI systems from PDI for resale to [ * ] solely in fulfillment of [ * ] Purchase Orders. “[ * ] Purchase Order” means any purchase order for PDI systems that is issued to IHI by [ * ] on or before March 31, 2005 for delivery in Japan, and which is approved by PDI. Except to the extent expressly set forth to the contrary in this Agreement, the purchase of PDI systems from PDI by IHI will be subject to PDI’s then-current standard terms and conditions of sale. Under no circumstances will IHI purport to create any binding obligations on behalf of PDI to [ * ] or any other third party.

b. Pricing. PDI will offer to IHI pricing for PDI systems set forth on PDI’s then-current international reseller price list applicable to [ * ], less a [ * ] discount. IHI will determine the pricing to be offered to [ * ] in its sole discretion without consultations with PDI.

c. Payment Terms. IHI will pay the purchase price for PDI systems purchased hereunder in two separate increments: (i) [ * ] of the purchase price upon shipment of the PDI system on an F.O.B. PDI plant basis (or in accordance with such other shipment terms as the parties may agree upon in writing); and (ii) [ * ] within thirty (30) days after acceptance of the PDI system by [ * ].

d. Post-Sales Support. PDI will be responsible for all activities related to the delivery, installation, and service of systems sold to [ * ] by IHI. IHI will provide reasonable assistance to PDI in performing such activities.

6. SPARE PARTS INVENTORY

a. Transfer. Within ten (10) days after the Effective Date, IHI will irrevocably transfer to KKPD both physical possession of and legal title to all of IHI’s inventory of PDI-related spare parts and systems. IHI represents and warrants that a true and complete list of all such spare parts and systems is attached hereto as EXHIBIT E.

b. Consideration. In consideration of the transfer of spare parts and systems set forth above, PDI will pay to IHI a total sum of six hundred thousand U.S. dollars (U.S. $600,000) immediately upon the completion of such transfer.

7. SETTLEMENT OF RMA

a. RMA Items. The parties agree and acknowledge that PDI is currently in possession of certain under-warranty components and materials that were tendered into PDI’s possession for RMA servicing but are owned by IHI (“RMA Items”). IHI represents and warrants that a true and complete itemized list of all RMA Items, along with the book value of each such RMA Item, is attached hereto as EXHIBIT F.

b. Transfer. IHI hereby irrevocably transfers and assigns all right, title, and interest in and to the RMA Items to PDI.

c. Reimbursement. Within thirty (30) days after the Effective Date, PDI will reimburse IHI for the total book value of all RMA Items transferred to PDI under this SECTION 7. The Parties expect that the total book value of all such RMA Items will be approximately three hundred seventy eight thousand U.S. dollars (U.S. $378,000).

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8. OBLIGATIONS TO CUSTOMERS

a. PDI Integration, Support, and Maintenance. PDI will be responsible for providing all business and technical functions for the sale of all PDI-manufactured products and services in Japan, as such functions are managed and defined by PDI in its sole discretion, which may include but are not limited to sales and marketing, integration services, installation, training, support, repair, maintenance, and warranty services to all customers in Japan. Notwithstanding anything to the contrary herein, the Parties agree and acknowledge that PDI may perform services for the benefit of IHI’s existing customers under this Agreement, but (i) will not assume any of IHI’s contractual obligations to such customers; and (ii) will not be directly liable to such customers for performance of IHI’s obligations to such customers. Notwithstanding the foregoing, the terms of this section shall not apply to PDI systems that are sold to [ * ] in accordance with SECTION 5 ([ * ] SALES AND SERVICE CONDITIONS) above.

b. IHI Obligations. IHI will cooperate with PDI to execute a reasonable customer transition plan designed to transfer to PDI all information in IHI’s possession that may be relevant to PDI’s performance of business and technical functions for customers in Japan, including without limitation records regarding IHI customers who have previously purchased PDI systems, installed configurations, support history, and information regarding IHI’s formal and informal support practices for PDI systems in Japan. In order to further facilitate the transition, IHI will also supply to PDI a list of any and all outstanding warranty, support, and other commitments and contractual obligations, whether written or unwritten, that IHI has to its customers as of the Effective Date. Time is of the essence in the performance of IHI’s obligations under this Agreement.

c. Contractor Personnel. For a period of two (2) years after the Effective Date, and to the extent requested by PDI and/or KKPD, IHI will make available four (4) qualified engineers to KKPD, on a full-time basis for the requested duration, to assist PDI and KKPD in performing business and technical functions (including training) related to PDI-manufactured products and services in Japan. KKPD will bear the costs of compensating such engineers during the period of time that they are assigned to KKPD. The foregoing arrangement will be governed by the terms and conditions of a separate independent contractor agreement.

d. Outstanding ATP. IHI will provide PDI with all assistance reasonably necessary for PDI to manage and facilitate customer acceptance of PDI systems that both (i) were previously sold by IHI, but (ii) were not yet accepted by the customer as of the Effective Date. To the extent that IHI receives any payments from its customers in connection with the acceptance of such PDI systems (“Acceptance Payments”), IHI will promptly remit all such Acceptance Payments to PDI. PDI will be entitled to retain any Acceptance Payments paid directly to PDI by such customers.

9. RELEASE. Each Party hereby forever generally and completely releases and discharges the other Party and its servants, agents, directors, officers, employees affiliates, predecessors, successors-in-interest, assigns, and all others, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to their Business Relations at any time prior to the

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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date hereof. It is understood and agreed that this is a full, complete and final general release of any and all claims described as aforesaid, and each Party agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed. This release is not intended to affect either Party’s rights or obligations under the provisions in this Agreement

a. Dismissal of Claims. Each Party hereby authorizes a dismissal with prejudice of any and all causes of action now or hereafter brought by it and arising out of or related to any matter released herein to be entered on its behalf without further notice by any other Party hereto. Each Party hereby acknowledges and agrees that, as of the Effective Date of this Agreement, there are no existing causes of action arising out of or related to any matter released herein.

b. Section 1542. Each Party has been fully advised by its respective attorney of the contents of section 1542 of the Civil Code of the State of California, and these provisions and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

“Section 1542. (General Release - Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The Parties further waive and release all rights and benefits under any similar law or legal principle of any jurisdiction with respect to the waiver or release of unknown and unsuspected claims granted in this Agreement.

10. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants that it is fully entitled and duly authorized to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by IHI hereunder, and to transfer good legal title to all equipment, components, and materials transferred by IHI hereunder. In addition, IHI represents and warrants that: (a) all information supplied by IHI to PDI in accordance with Section 8(b), including without limitation the list of commitments and contractual obligations to be delivered to PDI thereunder, is true, complete, and accurate; (b) the Intellectual Property Rights, equipment, components, and materials assigned, licensed, or transferred herein are not subject to any restriction, mortgage, lien, claim, pledge, security interest, or encumbrance; (c) IHI has not and will not grant, directly or indirectly, any right or interest in Intellectual Property Rights to any other person, other than non-exclusive end-user licenses included in the sale of products to its customers prior to the Effective Date of this Agreement; (d) IHI will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with IHI’s obligations under this Agreement and IHI is not subject to any contract or duty that would be breached by IHI’s entering into or performing its obligations under this Agreement or that is otherwise inconsistent with this Agreement; (e) no technology licensed or obtained by IHI from third parties has been incorporated into the Intellectual Property Rights assigned by IHI to PDI; (f) the use by PDI of the Intellectual Property Rights assigned or licensed under this Agreement will not result in the misappropriation or infringement of any copyrights, exclusive exploitation rights, moral rights, and mask work rights, any trademark, service mark and trade name rights and similar rights, any trade secret rights, any patent and industrial property rights, any other proprietary rights in Intellectual Property of every kind and nature arising under the laws of any jurisdiction, and any rights in or relating to registrations, renewals, extensions, continuations, continuations-in-part, combinations, divisions, and reissues thereof, and applications therefor; and (g) to

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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the best of IHI’s knowledge, the Intellectual Property Rights actually assigned or licensed to PDI under Section 3(a) constitute all Intellectual Property Rights related to the PDI-IHI Work Product and are sufficient for PDI to conduct business arrangements similar to the Business Relations in substantially the same manner that IHI conducted the Business Relations prior to the Effective Date.

11. TERM AND TERMINATION

a. Term. The term of this Agreement will commence on the Effective Date and will continue indefinitely, unless earlier terminated in accordance with this SECTION 11 (TERM AND TERMINATION).

b. Termination. Either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of notice of breach from the non-breaching party.

c. Effect of Termination. In the event of any termination of this Agreement, SECTIONS 1 (DEFINITIONS), 2 (TERMINATION OF PDI-IHI AGREEMENTS), 3 (INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE), 4 (FURTHER ASSURANCES), 9 (RELEASE), 10 (REPRESENTATIONS AND WARRANTIES), 11(c) (Effect of Termination), 12 (INDEMNITY), 13 (CONFIDENTIALITY), and 14 (GENERAL PROVISIONS), and the Exhibits referenced therein will survive such termination in perpetuity.

12. INDEMNITY. Each Party will indemnify and hold harmless the other Party and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation or warranty of the indemnifying Party in this Agreement. In the event of any third-party claim, demand, suit, or action (a “Claim”) for which the indemnified Party (or any of its affiliates, employees, or agents) is or may be entitled to indemnification hereunder, may, at its option, require the indemnifying Party to defend such Claim at the indemnifying Party’s sole expense. The indemnifying Party may not agree to settle any such Claim without the indemnified Party’s express prior written consent.

13. CONFIDENTIALITY

a. Confidential Information. To further the purposes of this Agreement, and in consideration of the disclosure of Confidential Information, each Party agrees to comply with the terms hereof regarding confidentiality of information. Each Party agrees to use the Confidential Information solely for the purposes expressly permitted in this Agreement. Neither Party shall disclose the Confidential Information to any person except to employees and authorized contractors of each Party (that have executed confidentiality agreements with each Party that are at least as protective of the other Party as the confidentiality obligations herein) who have a need to know. Without limiting the foregoing, each Party will use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but no less than reasonable care. The foregoing obligation of confidentiality will not apply to information that the receiving Party can demonstrate, with clear and convincing evidence (i) was at the time of disclosure by the disclosing Party to the receiving Party generally known to the public; (ii) is publicly disclosed (without obligation of confidentiality) by the disclosing Party subsequent to disclosure to the receiving Party; or (iii) is independently developed by the receiving Party or third parties without use of or reference to the Confidential Information.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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b. Confidentiality of Agreement. Neither Party will disclose any terms or the existence of this Agreement to anyone other than its attorneys, accountants, and other professional advisors under a duty of confidentiality except (a) as required by law; (b) pursuant to a mutually agreeable press release; (c) in connection with a proposed merger, financing, or sale of such Party’s business (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement with such Party that is at least as protective of the other Party as the confidentiality obligations herein); or (d) upon mutual agreement.

14. GENERAL PROVISIONS

a. Entire Agreement. This Agreement (together with the signature page, and Exhibits attached hereto), constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements, express or implied, made between the Parties, relating to the subject matter hereof. All amendments to this Agreement shall be in writing and signed by authorized representatives of the Parties. This Agreement is executed without reliance upon any promise, warranty or representation by any Party or any representative of any Party other than those expressly contained herein, and each Party has carefully read this Agreement, has been advised of its meaning and consequences by its respective attorney, and signs the same of its own free will. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

b. Waiver; Severability. Any waiver or failure to enforce any provision of this Agreement will not be deemed a waiver of any other provision or of such provision on any other occasion. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

c. Assignment. Neither Party shall assign or transfer, directly or indirectly, by operation of law or otherwise, this Agreement or its rights and obligations hereunder without the prior written consent of the other Party, except that PDI may assign this Agreement (and assign any rights and delegate any duties hereunder) without consent of IHI (i) in connection with a merger, reorganization, or sale of all or substantially all of its business or assets; (ii) in connection with a change in the persons or entities who control PDI; or (iii) to KKPD or any other affiliate of PDI. This Agreement shall bind the heirs, personal representatives, successors and assigns of each Party, and inure to the benefit of each Party, its agents, directors, officers, employees, servants, successors and assigns.

d. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California without giving effect to any conflicts of law principles that would require the application of the laws of any other state. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

e. Arbitration. Any claim, dispute, or controversy of whatever nature arising from this Agreement shall be settled by final and binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The provisions of California Code of Civil Procedure sections 1283.05 and 1283.1 or their successor sections are incorporated in and made a part of this Agreement. Depositions may be taken and full discovery may be obtained in any arbitration commenced under this provision. The place of arbitration shall be in Hong Kong. The language of the arbitration shall be English.

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(i) Arbitrators. The arbitration tribunal shall consist of three (3) arbitrators. Each party shall be entitled to nominate one arbitrator and those two arbitrators shall select the third arbitrator, who shall serve as the chairperson of the tribunal. If the two party-nominated arbitrators are unable to agree upon the third arbitrator, then such arbitrator shall be selected by the president of the arbitration court of the International Chamber of Commerce. Each arbitrator shall have at least five (5) years of business or legal experience relating to the flat panel display industry and shall not have not any interest in any party nor have been employed, whether as an employee or consultant, by either party.

(ii) Award. The arbitral award shall be given within three (3) months from the constitution of the arbitration tribunal, or from the substitution of an arbitrator. The arbitral shall be final and binding upon both parties and shall be enforceable in accordance with its terms. The parties waive any right to appeal. Judgment on the award rendered by the arbitrators may be entered into in any court having jurisdiction thereof.

(iii) Costs. The cost of the arbitration, including a reasonable allowance for reasonable attorneys fees and expenses, shall be borne by the losing party or as otherwise specified in the ruling of the arbitration tribunal.

(iv) Enforcement. Notwithstanding the provisions of this Section 14(e), each party retains and shall have the right to bring a legal action: (a) to seek equitable or other relief to enforce its Intellectual Property Rights, (b) to compel arbitration under this Agreement; (c) to obtain interim measures of protection prior to institution of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceedings by the parties; and (d) to enforce any decision of the arbitrator, including a final award. In case the parties seek such judicial assistance, the federal or state courts located in Santa Clara County, California, shall have jurisdiction.

f. Attorneys’ Fees. Each Party to this Agreement will bear its own costs, expenses, and attorney’s fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the matters released herein, except as is otherwise specifically provided herein.

f. Notices. Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the address listed on the signature page by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized overnight carrier. Notice will be effective upon receipt or refusal of delivery. Each Party may change its address for receipt of notice by giving notice of such change to the other Party.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.

IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed at their respective addresses, as of the Effective Date.

PDI :Photon Dynamics, Inc.

By:	/s/ RICHARD OKUMOTO
Name:	Richard Okumoto
Title:	CFO
Address:

IHI :Ishikawajima-Harima Heavy Industries Co.,Ltd

By:	/s/ YASUO SHINOHARA
Name:	Yasuo Shinohara
Title:	Board Director and Managing Executive Officer President of Energy & Plant Operations
Address:	2-1, Ohtemachi 2-Chome,
Chiyoda-ku, Tokyo, JAPAN

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.

EXHIBIT A – PDI-IHI AGREEMENTS

1.	PDI-IHI Confidentiality Agreement, dated March 28, 1990.

2.	Agreement, dated December 6, 1990, related to engineering prototype development (“EPD Agreement”), and Second Addendum to EPD Agreement, dated December 20, 1991. A copy of the First Addendum to EPD Agreement is missing.

3.	License Agreement, dated June 1, 1992 (“License Agreement”).

4.	Addendum to License Agreement, dated November 17, 1993.

5.	Phase I Development Agreement for MPS Conversion, dated September 30, 1997, and related Statement of Work.

6.	Phase II Development Agreement for MPS Conversion, dated December 9, 1997, and related Statements of Work.

7.	Development Agreement for ArrayChecker Software Merge, dated January 8, 1999.

8.	Development Agreement for Matsushita ILW Software, dated May 26, 1999.

9.	Development Agreement for Sharp Mie Fab #2 Customizations, dated May 26, 1999.

10.	Commercialization Agreement, dated June 1, 1992 (“Commercialization Agreement”).

11.	First Amendment to Commercialization Agreement, dated November 17, 1993.

12.	Sales Agent Agreement, dated June 12, 1992, by and among PDI, K.K. Photon Dynamics and IHI (“Sales Agent Agreement”).

13.	First Amendment to Sales Agent Agreement, dated November 17, 1993, by and among PDI, K.K. Photon Dynamics and IHI.

14.	Modification agreement to Sales Agent Agreement, dated January 1, 1995 (unsigned copy).

15.	Japan Customization Development Agreement, dated April 28, 1995 (“Japan Customization Development Agreement”).

16.	Addendum to Japan Customization Development Agreement, dated September 30, 1997.

17.	Memorandum of Understanding, dated September 14, 1994, and related agreement.

18.	IPT-1-E Product Development IHI-PDI Contract, dated August 22, 1994.

19.	Software Development Contract, dated October 19, 1994 (unsigned copy).

20.	Memorandum of Understanding, dated June 1, 1997, by and among PDI, K.K. Photon Dynamics and IHI (“MOU”), and ancillary agreements related thereto.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

21.	MOU-Revised, dated December 9, 1998, by and among PDI, K.K. Photon Dynamics and IHI.

22.	MOU-Extension, dated April 1, 1999, by and among PDI, K.K. Photon Dynamics and IHI.

23.	High Magnification VIOS Development Agreement, dated December 4, 1996 (unsigned copy).

24.	Memoranda of Agreement and related correspondence regarding the Volume Purchase Agreement, dated as of December 24, 1997.

25.	Letter Agreement, dated December 19, 1998, regarding ArraySaver Technology Transfer.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

EXHIBIT B – INTELLECTUAL PROPERTY

No.	Appli. No.	Title	Pat. No.

1.	JP04-242398	APPARATUS FOR INSPECTING ACTIVE MATRIX LIQUID CRYSTAL BOARD AND ELECTRO-OPTICAL ELEMENT FOR THE APPARATUS	3273973
2.	JP04-242369	APPARATUS FOR INSPECTING LIQUID CRYSTAL DISPLAY PANEL BOARD	3273971
3.	JP04-242370	INSPECTION METHOD FOR LIQUID CRYSTAL DISPLAY PANEL BOARD	3199480
4.	JP04-242371	APPARATUS FOR INSPECTING LIQUID CRYSTAL DISPLAY BOARD	3199481
5.	JP04-242372	INSPECTION EQUIPMENT FOR LIQUID CRYSTAL PANEL	3126233
6.	JP04-241043	INSPECTION EQUIPMENT FOR LIQUID CRYSTAL PANEL	3273970
7.	JP04-242373	METHOD FOR INSPECTING LIQUID CRYSTAL DISPLAY BOARD	3273972
8.	JP04-192785	METHOD FOR INSPECTING ACTIVE MATRIX LIQUID CRYSTAL DISPLAY	3275103
9.	JP07-201179	INSPECTION METHOD FOR LIQUID CRYSTAL DRIVING BOARD	3479170
10.	[ * ]	[ * ]	(pending)
11.	JP07-201181	INSPECTION METHOD FOR LIQUID CRYSTAL DRIVING BOARD	3479170
12.	[ * ]	[ * ]	(pending)
13.	[ * ]	[ * ]	(pending)
14.	[ * ]	[ * ]	(pending)
15.	[ * ]	[ * ]	(pending)

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

EXHIBIT C

ASSIGNMENT OF COPYRIGHT

[Will require review by Japanese counsel to cover requirements under Japanese law]

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Photon Dynamics, Inc., and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s):

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this              day of                     , 20    .

Signature:
Printed Name:

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

EXHIBIT D

ASSIGNMENT OF PATENT APPLICATIONS

[Will require review by Japanese counsel to cover requirements under Japanese law]

Photon Dynamics, Inc.	Ishikawajima-Harima Heavy Industries Co. Ltd.

Name:	Name:

Entity Type:	Entity Type:

Address:	Address:

Whereas the person or entity identified as Ishikawajima-Harima Heavy Industries Co. Ltd. above (“IHI”) owns all right, title, and interest in and to the U.S. patent applications listed in Schedule D-1 (the “Patent Applications”); and

Whereas the entity identified as Photon Dynamics, Inc. above (“PDI”) desires to acquire IHI’s entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);

Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IHI does hereby sell, assign, and transfer to PDI and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, “Future Patents”), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and IHI hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting therefrom (insofar as IHI’s interest is concerned) to PDI.

IHI also hereby sells, assigns, and transfers to PDI and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in PDI’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and IHI further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in PDI and its successors, assigns, and legal representatives.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

In witness whereof, IHI has caused this instrument to be executed by its duly authorized corporate officer, effective this              day of                     , 200    .

“IHI”

By:

Name:

Title:

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

Schedule D-1

Patent Applications

APPLICATION NO.	TITLE	FILING DATE

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

EXHIBIT E

SPARE PARTS INVENTORY

	No.	Part Code	Part No	Part Name	Stock
0379	1	12010	#015238	BEARING AIR 2	2
	2	12011	#015239	BEARING AIR 1 3/8	2
	3	12012	170B 210	ROLLER	3
	4	17003	#004547	O-RING.737ID X .103W VITON	10
	5	17005	#017297	O-RING VACUUM PAD 1864X0.070 SL	14
	6	19001	#017231	INSERT 1 MODULATOR INTERFACE MPS	4
	7	19002	#017232	INSERT 2 MODULATOR INTERFACE MPS	4
	8	19003	#017233	INSERT 3 MODULATOR INTERFACE MPS	4
	9	19004	#023116	PIN MODULATOR MPS/MPSE4	9
	10	33009	#005672	SOLENOID VALVE FOR IPT-MPS	2
0380	11	33011	#011597	BLANK VALVE W/MANIFOLD SPECIAL	1
	12	33012	#019796	SOLENOID SNGL UNIT MANIFOLD	6
	13	33013	M401-37-43-261	SUBBASE ASSEMBLY 43-261 GASKET	28
	14	33014	M401-37-1-258	SUBBASE, SOLENOID VALVE	1
	15	39003	#015765	GAUGE PRESSRE DUAL SCALE 0-100 PSI PNL	4
	16	59006	E16D6.0U	AIR SYLINDER, COUNTER BALANCE, AC2K (E16D6.0U)	12
	17	469004	170B596-7	PIN, PF POSITION HOLD(MPS)	2
	18	627003	#011100-U	ASSY VIOS MPS	1
	19	627004	#011200-U	ASSY AOS MPS	1
	20	627038	#017113	ASSY OPTICAL MANIFOLD	1
0381	21	627040	080B-017	PLATE, SPACIAL RESOLUTION PATTERN	1
	22	627048	#011100B	ASSY VIOS MPS	1
	23	627052	080B-018A	PLATE, SPACIAL RESOLUTION PATTERN	4
	24	719032	#012236	CABLE MHCA-J6 TO PDN-J6	1
	25	719033	#012237	CABLE MHCA J8 TO PDN-J8	1
	26	719043	#011934	CABLE HV BIAS VM-OPT MANI	1
	27	719045	#012412	CABLE LED DRV OPT MAN/TO LED	1
	28	719056	71719-25	CABLE HALL EFFECT EXTENDER X&Y AXES	1
	29	719057	71725-13-21	CABLE ENCODER/LIMIT EXTENDER Z1 AXIS	1
	30	719058	72754	CABLE PLUS/DIRECTION OUTPUT	1
0382	31	719063	71724-23	CABLE STEPPER MOTORS	2
	32	719064	71718-25	CABLE MOTOR EXTENDOR X&Y AXES	1
	33	719065	71720-16-25	CABLE ENCORDER/LIMIT EXTENDER X-AXIS	1
	34	719066	71726-19-21	CABLE ENCODER/LIMIT EXTENDER Z2AXIS	1
	35	719067	72824-14-25	CABLE ENCODER/LIMIT EXTENDER YAXIS	1
	36	719068	#017081	CBL ASSY VIDEO AOS CAM-VME/FPNL MPS III	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

	No.	Part Code	Part No	Part Name	Stock
	37	719069	#017091-A	CBL ASSY VID RGB/SYNC I/F PNL-APS DW	1
	38	719070	#017341	ASSY CBL DATACUBE MV250 PR2C-LP2A	2
	39	719071	#017342	ASSY CBL DATACUBE MV250 LP2C-PR2A	2
	40	719072	#017595	ASSY CBL MOLDED RGB VID SW-DATACUBE	2
0383	41	719073	#017596	CBL LEFT SMD DATA CAM-I/F MPSE4	1
	42	719074	#017598	CBL RIGHT SMD DATA CAM-I/F MPSE4	1
	43	719075	#017617	CBL ASSY SMD DATA R-CIB TO R-250 MPSE4	2
	44	719076	#017618	CBL ASSY SMD DATA L-CIB TO L-250 MPSE4	2
	45	719077	#017338	CBL ASSY DATACUBE MV250 P34 MPSIII	2
	46	719078	#017339	CBL ASSY DATACUBE MV250 P657-P1098	2
	47	719095	#015468A	CON AUTO GAP CNTL (6 FT)	3
	48	719096	#012412A	CABLE LED DRV OPT MAN/TO LED (6FT)	3
	49	727008	JC12V-50W	LAMP, AOS	6
	50	727009	ML6848	MICRO LAMPS ML6848	90
0384	51	727010	#003805	LAMP INCANDESCENT 24V 5W	13
	52	727011	#003917	LAMP HALOGEN 21V 150W	6
	53	727012	#012828	LAMP 120V .025A MINATURE	11
	54	727013	#012834	LAMP INCADESCENT 28VAC	27
	55	727014	#013077	LAMP 28VAC .04A INCADESCENT	24
	56	737016	DC 6150	DATA CARTRIDGE, QIC-150	19
	57	737022	AIM7534A/X132M	MEMORY MODULE, 32MB(32MB SIMMX1),SPARC5	13
	58	737023	M-PVC	POWER VIDEO SBUS HIGH PERFORMANCE VIDEO GRAPHICS SYSTEM	5
	59	737028	MAGNUS 2.5D	DATA CARTRIDGE, QIC-2.5G	14
	60	737031	S5TX1-110-32P46	SPARC STATION 5	3
0385	61	737033	X5229A	SUN X5229A(9GB/SCA) with MOUNT(SPARC5)	2
	62	737034	SPARC STATION 5	TURBO SPARC(170)/64/4.2G/TGX	4
	63	737035	4.2GB	HARD DISK DRIVE, 4.2GB, SPARC5	4
	64	737037	ADS-256MUXV5	MEMORY MODULE, ULTRA10	4
	65	737039	#011281-U	KIT SPARC STATION 5 MPS	1
	66	737040	#012788-U	ASSY DRAWER TAPE DRIVE-MPS	1
	67	737041	SS5/HDD-U	HARD DISK, SPARC5	3
	68	737050	DG2-120M	DDS DATA CARTRIDGE	14
0386	69	737311	ULTRA10-B	ULTRA10	1
	70	737313	ULTRA10-D	ULTRA10	1
	71	737410	PCI-A	PCI-VME BUS ADAPTER	1
	72	737411	PCI-B	PCI-VME BUS ADAPTER	1
	73	737412	PCI-C	PCI-VME BUS ADAPTER	1
	74	737413	PCI-D	PCI-VME BUS ADAPTER	1
	75	737510	VIGRAVISION-A	VIGRAVISION	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

	No.	Part Code	Part No	Part Name	Stock
	76	737511	VIGRAVISION-B	VIGRAVISION	1
	77	737512	VIGRAVISION-C	VIGRAVISION	1
0387	78	737513	VIGRAVISION-D	VIGRAVISION	1
	79	743004	070F003	DIGITAL I/O BOARD, AVME344	7
	80	743009	#005632	PWA ALIGNMENT OPTICS/IO BOARD	6
	81	743010	#006799	PWA MULTICHANNEL HIGH CURRENT AMP MHCA	5
	82	743012	#006795	PWA PANEL DRIVER INTERFACE(PDN2)	2
	83	743013	#006791	PWA PATTERN GENERATOR 2 (PG2)	6
	84	743015	#006308	PWA VIDEO SWITCH/SYNC BOARD	4
	85	743017	#002583	PWA PANEL MEASUREMENT INTERFACE	7
	86	743018	#008821	MAX VIDEO 200	1
	87	743019	#007205	ASSY PMAC CONFIGRED FOR IPT	2
0388 (0403)	88	743020	#009223	PWA LIGHT SENSE BOARD	1
	89	743051	#009854	PWA CAMERA INTERFACE BOARD	4
	90	743053	#009231	PWA LED BOARD	5
	91	743054	#009235	PWA ILLUMINATION CONTROL BOARD	1
	92	743055	#009243	ILL CONTROL CARD	7
	93	743057	#018291A	PWA LEVELING SENSE BD MPSE4	2
	94	743070	#009731	MPS PZT VME INTERFACE	9
	95	743071	#009239	MPS MODULATOR CONTROL CARD	3
	96	743072	#009247	MPS HIGH VOLTAGE BIAS MODULE	1
	97	743073	#011233	OPTICAL MANIFOLD	3
0389	98	743075	#011413	I/O SELECT MONITOR BOARD	3
	99	743076	#009073	DC POWER STATUS INDICATOR BD	1
	100	743077	#002617	PWA SYSTEM CONTROL INTERFACE	3
	101	743078	#010114	CARD MVME 162	2
	102	743097	#010115	CARD MVME TRANSITION MODULE	1
	103	743098	#010191	CARD 8-PORT RS232 VME BUS	1
	104	743099	#011217	PWA A/D VIOS CAM	2
	105	743100	#011221	PWA INTERFACE VIOS CAM	2
	106	743101	#011225	PWA TRP2 VIOS CAM	2
	107	743102	#012244	ASSY MHCA + HEATSINK + AMP	2
0390	108	743103	#015231	ENCODER INTERFACE BOARD ANORAD	1
	109	743104	#017607	PWA DEMUX BD	3
	110	743105	#016724	PWA LEVELING SENSE BOARD	1
	111	743106	#016849+#017444	AMPLIFIER LINEAR 100V Z + MODULE PRE-AMP HALL SENSOR MODE	1
	112	743107	#016850+#017443	AMPLIFIER LINEAR 100V X/Y + MODULE PRE-AMP CURRENT MODE	1
	113	743108	#016851	CARD VME BASED PMAC 8 AXIS WITH DUAL POM	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

	No.	Part Code	Part No	Part Name	Stock
	114	743110	#017326	PWA OPTIC MANIFOLD MPS-E4	5
	115	743113	#015233	PC SERVO CONTROLLER -1 ANORAD	1
	116	743114	#015980	MINI LED X/Y AXIS	1
	117	743120	#011229	PWA CCD VIOS CAMERA MPS	2
0391	118	743124	PT-SBS915-2	BUS ADAPTER, SBus-VME, WITH 20FEET CABLE	2
	119	743125	#019263	PWA SENSE SCRUBBER OPPOSITE UNICHUCK	1
	120	743128	69080-SP	AMPLIFIER BOARD	1
	121	743134	#001555B	CARD ADAPTER SBUS VME MODULE	1
	122	743135	#006791B	PWA PATTERN GENERATOR 2 (PG2)	1
	123	743136	#006795B	PWA PANEL DRIVER INTERFACE 2 (PDN2)	1
	124	743137	#008821B	CARD MV200 WITH WAPPER BD FOR 1K X 1K	1
	125	743138	#009239B	PWA MPS MODULATOR CONTROL CARD
	126	743139	#009243B	PWA MPS ILLUMINATOR CONTROL CARD	1
0392	127	743141	#009854B	PWA CAMERA INTERFACE BOARD VME	1
	128	743142	#011217B	PWA A/D VIOS CAM	1
	129	743143	#011221B	PWA INTERFACE VIOS CAM	1
	130	743144	#011225B	PWA TRP2 VIOS CAM	1
	131	743145	#011229B	PWA CCD VIOS CAM	1
	132	743146	#011233B	PWA OPTIC MANIFOLD MPS	1
	133	743147	#012244B	ASSY MHCA+HEATSINK+AMP	1
	134	743148	#015231B	ENCODER INTERFACE BOARD ANORAD	1
	135	743153	#016230	PWA SENSOR SCRUBBER UNICHUCK	5
	136	743154	#017821	CARD MV250 PROCES 24MB W/WARPER AU AP	1
(0405) 0393	137	743155	#017822	CARD MV250 ACQUISION 24MV AD AU AP	1
	138	743157	#018291	PWA LEVELING SENSE BD MPSE4	2
	139	743158	#009227	PWA LEVELING SENSE BD MPS	1
	140	743165	#011233-U	OPTICAL MANIFOLD BOARD	1
	141	743166	#008821-U	CARD MV200 WITH WARPER BD FOR 1K	1
	142	743167	#009731-U	PWAMPS PZT VME INTERFACE	1
	143	743168	#009854-U	PWA CAMERA INTERFACE BOARD VME	1
	144	743169	070F003-U	AVME344	1
	145	743170	#010114-U	CARD MVME162 8MB ETHERNET 512KB	1
	146	743171	#011413-U	I/O SELECT BOARD	1
0394	147	743172	#011295-U	CARD 16CH INTERGRAL INPUT RACK OPT22	2
	148	743173	#011296-U	CARD 16CH INTERGRAL OUTPUT RACK OPT22	2
	149	743180	#016223	PWA DUAL SENSOR GEARBOX	4
	150	743181	24245-00	R-THETY SAFETY ASSY	5
	151	744012	#012768	RELAY SOLID STATE DC 60V 5A	1
	152	744013	#012402	RELAY SOLID STATE 3AMP DC-DC	2
	153	744024	FHJ3B326CLLD12	CONECTOR, LEMO	5

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

	No.	Part Code	Part No	Part Name	Stock
	154	744025	#010745	CONTACT SPRING ELECTICAL VIOS	34
	155	744026	#002488-U	CONTACTOR CUTLER HAMMER 3POLE 25A	1
	156	746003	#009073-U	DC POWER STATUS INDICATER	1
0395	157	748014	#012479	PWR SPLY 24V 6.5A 120VAC	1
	158	748015	#012480	PWR SPLY 5V/3A 150V/0.5A	1
	159	748016	#012482	PWR SPLY 12VDC 4.2A 120V AC	1
	160	748017	#016102	PWR SPLY 48V 1A	1
	161	748019	#016847	PWR SPLY SWITCHING +/-5VDC@9A	1
	162	748020	#015229	ASSY STEPPER AMPLIFIER	1
	163	748021	#015232	ASSY AMPLIFIER ANORAD	1
	164	748022	#016855	COIL LINEAR MOTOR X/Y LM310 SERIES	1
	165	748023	#015229-1	ASSY STEPPER AMPLIFTER-2	1
	166	748027	#013697B	MODULE POWER SUPPLY PZT E-102	1
0396	167	748031	#012377-U	UPS 1400 VA/950W MPS	1
	168	748032	#009929-U	PWR SPLY KEPKO RAX48-6K	2
	169	748033	#012480-U	PWR SPLY 5V/3A 15V/0.5A -15V/0.5A 120VAC	1
	170	748034	#012484-U	PWR SPLY LAMDA LDS-Y-01 7V/3.4A	2
	171	748035	#012483-U	PWR SPLY LAMDA CDS-Y-02 18V/1.8A	1
	172	748036	#012482-U	PWRSPLY 12V DC 4.2A 120V AC	1
	173	748037	#012479-U	PWR SPLY 24V/6.5A 120V AC	1
	174	748040	NP7-12	BATTERY, UPS, AC2K	20
	175	748041	#015768	PWR SPLY UPS 5KVA 120/208V 2LINE 1NEU 1G	4
	176	748047	SRW-45-1001	SRW-45-1001	2
0397	177	748048	SRW-115-2003	SRW-115-2003	2
	178	748049	FSP400-60GN	POWER SUPPLY FOR NT(AC2K)	2
	179	748050	#019653	PWR SUPPLY,+5V/75A,+12V/4A,5.2V(VME)	1
	180	749008	170H-911-1	PHOTO MICRO SENSOR, OMRON, EE-SX672A	5
	181	749009	170H-911-2	PHOTO MICRO SENSOR, OMRON, EE-SX673A	4
	182	749020	#013698	MODULE AMP HVPZT 13W E-107	2
	183	749024	#018052	TURRET	1
	184	749031	#013697	MODULE POWER SUPPLY PZT E.102.00	1
	185	749033	#013696B	MODULE DISPLAY PZT E-111	2
	186	749037	#018805	PZT HV 180UM BALL TIP W/STRAIN GAGE	9
0398	187	749039	#018844	HVPZT AMPLIFIER E507.00	2
	188	749042	#018845	MODULE PZT/LVDT SENSOR CONTROLLER 3CH	2
	189	749044	#012892-U	ASSY PDN2/MHCA TRAY MPS	1
	190	749057	#021026	DRAWER BRIDGE SYSTEM UPPER RACK	1
	191	749061	170B 592	PIN, PF POSITION HOLD	36
	192	752011	#016757	PZT CONTROLLER MPS-E4	5
	193	752013	#018806	PZT CTRL MODULE	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

	No.	Part Code	Part No	Part Name	Stock
	194	752014	#018806-U	PZT CTRL MODULE	1
	195	752016	#011881-U	ASSY MOTOR DRIVER DRAWER MPS	1
	196	752023	#021350	CONTROLLER SCRUBBER3540I AC2000	2
0399	197	752024	#021349	CONTROLLER PROBE LIFTER 708I AC2000	2
	198	769008	#004009	INTERPOLATOR ENCODER Z	1
	199	769009	#004010	INTERPOLATOR ENCODER AXIS X-Y	1
	200	769013	#007687	ASSY MOD PART MOTOR C STAGE	2
	201	769017	#017439	MOTOR SERVO W/BRAKE & ROTARY ENCODER ZV	1
	202	769018	#016854	INTERPOLATOR HEIDENHAIN ENCODER 50X	1
	203	769019	#015234	MOTOR STEPPER Z(A)-AXIS	1
	204	769022	#007687B	ASSY MOD PART MOTOR C STAGE	1
	205	769025	OEM57-51-MO-D23	STEPPER MOTOR, AOS, MPS(OS21A-DNFLY)	2
	206	781004	#016856	SWITCH OPTICAL LIMIT X-AXIS	4
0400	207	781005	#016857	SWITCH OPTICAL LIMIT Y/Z AXIS	4
	208	789011	#002205	SWITCH LIMIT/C/Z/STAGE OMRON EE-SX671A	3
	209	796002	#003684	ASSY CAMERA/CONTROLLER AOS	1
	210	796005	#002111	CAMERA COHU COLOR CCD	1
	211	796006	#014453	CAMERA COLOR AOS	1
	212	796007	#003684B	ASSY CAMERA/CONTROLLER AOS	1
	213	796008	#016999	CAMERA 2K X 2K VIOS SMD	1
	214	799025	#015230B	ENCODER 100X200 MULTIPLIER MODULE	1
	215	799026	#015386	KIT X-AXIS-SCALE-ENC-BAR,MPS	1
0401	216	912002	#011639	WELDMENT BELLOWS	2
	217	748046	9104 RSR32	UPS POWERWARE 9104 RSR32 2.1KVA	2
	218	749063	#016584	PZT,HV,180UM,CBL(MPSE4)	1
	219	751001	001555B	PT-SBS915	5
	220	751002	002111	AOS CAMERA	5
	221	751003	002583	PMI	5
	222	751004	006308	VIDEO SWITCH BOARD	3
	223	751005	006791	PG2	1
	224	751006	006796	PDN	1
	225	751007	008821	MAX VIDEO 200	3
	226	751008	009073	DC-INDICATOR BD	3
	227	751009	009235	ICB	1
	228	751010	009240	MCB	1
	229	751011	009243	ILLUMINATOR CONTROL BD	1
	230	751012	009731	PZT-BD	1
	231	751013	010114	MVME162,AUTO GAPPER	3
	232	751014	011296	OPTO22	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

No.	Part Code	Part No	Part Name	Stock
233	751015	014948	SCI	1
234	751016	015229	ANORAD Z SATGE DRIVER	1
235	751017	015232	ANORAD XY AMP	25
236	751018	016102	48VDC POWER SUPPLY	4
237	751019	016999	VIOS CAMERA POWER SUPPLY	3
238	751020	017113	OPT MANI BD	1
239	751021	017328	OPT-MANI-BD	1
240	751022	017607	CIB	6
241	751023	017821	MAX VIDEO 250	1
242	751024	018052	AOS TARRET UNIT	2
243	751025	09223	VIOS LED SENSOR	1
244	751026	21539	VOLTAGE-PRESSURE CONVERTER	1
245	751027	221200	MCV8	2
246	751028	260-0185	PDM2+MHCA	1
247	751029	270-2922x09	RGB CARD(SUN)	1
248	751030	53601	ANORAD 5U	1
249	751031	540-7000-001	VIGRA VISION	1
250	751032	570B 070	MULTIPREXER	2
251	751033	595-2722	SUN KEYBOARD	4
252	751034	602199	DELTA TAU STAGE DRIVER	2
253	751035	68018	PF LIFTER DRIVER	1
254	751036	AIM7534A	SIMM MEMORY(SUNorMAX VIDEO)	8
255	751037	ANORAD PS	ANORAD STAGE POWER SUPPLY	1
256	751038	APO	AOS LENZ x 30	4
257	751039	ASM 70936	ANORAD ENCODER I/F BD	1
258	751040	C-20105-00	DOVER PIGGYBACK Assy	1
259	751041	C46723	ANORAD STAGE ENCODER BOARD	2
260	751042	DOVER-DC-PS	DOVER STAGE DC POWER SUPPLY	1
261	751043	E112K002	PZT CONTROLER	1
262	751044	e16D60U	CYLINDER, COUNTER BALANCE	4
263	751045	E32-T21	FIBER CABLE,LOAD POSITION DETECTION	7
264	751046	E9D1.0U	CYLINDER,SCRUBBER	10
265	751047	EXE650B	ENCODER, EXE BOX	4
266	751048	GA6520-12	DOVER PRE-AMPLIFIER	1
267	751049	HD48-3-A	POWER SUPPLY, VIOS ILLUMINATION	3
268	751050	LIF10R	ENCODER, Z AXIS	1
269	751051	LS406	ENCODER, X AXIS, MPSE4	6
270	751052	LTN-403	SUN CD-ROM DRIVE	4
271	751053	MOD 6412	MONOCHROME VIDEO UNIT	3
272	751054	MRS16-BUL	Anorad FAN	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

No.	Part Code	Part No	Part Name	Stock
273	751055	PF-MOTOR	MOTOR, PF LIFTER	1
274	751056	RG0005-NR	ANALOG VALVE, DRAWER	4
275	751057	SB214PC4-F	CPU, ANORAD STAGE	3
276	751058	SC001	C STAGE	2
277	751059	SUN SCSI	SUN SCSI CARD	1
278	751060	SUN-MON	SUN MONITOR	1
279	751061	SZ001	Z STAGE	2
280	751062	W2E143	Anorad FAN	1
281	751063	WRF36SX-U	36VDC POWER SUPPLY (PF POWER SUPPLY)	1

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.

EXHIBIT F

RMA ITEMS

No.	DESCRIPTION	WARRANTY	RMA NO.	Status		OPEN DATE
1.	LED DRIVER-1 BOARD	YES	1558(M.iida)	OPEN		2000/4/19
2.	ASSY VME CARDCAGE MPSIII	YES	1611	OPEN		2000/4/28
3.	LED DRIVER BD MPS	YES	1537	OPEN		2000/4/11
4.	MVME 162-522A BOARD	TBN	1698	OPEN		2000/7/21
5.	±15V DC POWER SUPPLY	TBN	1707	OPEN		2000/7/12
6.	VIOS CCD CAMERA	TBN	1712	OPEN		2000/7/12
7.	CCD CAMERA of XYTOOL	YES	1713	OPEN		2000/7/12
8.	MVME 162-522A BOARD	YES	1894	OPEN		2000/10/17
9.	PZT CONTROLLER E4	YES	1995	OPEN		2000/12/4
10.	DMM2100 PIGGY-BACK #1	TBN	2046	OPEN		2000/12/19
11.	DMM2100 PIGGY-BACK #1	TBN	2047	OPEN		2000/12/19
12.	PWA,LED DRIVER 120LED MPSIII	YES	2051	OPEN		2000/12/30
13.	PZT CONTROLLER DISPLAY	YES	2059	OPEN		2001/2/12
14.	VIOS CCD CAMERA	YES	2306	OPEN		2001/7/16
15.	Step Motor/Encoder, scrubber	YES	2332	OPEN		2001/8/8
16.	Z-stage,MAG-BREAK BEARING PLATE	YES	2395	OPEN		2001/9/27
17.	PZT CONTROLLER DISPLAY	YES	2394	OPEN		2001/9/27
18.	MODULE AMP HVPZT 13W E-107	YES	2486	OPEN		2001/11/13
19.	Step moter driver, scrubber, AC2K	YES	2688	OPEN		2002/3/15
20.	APS2	YES	2774	OPEN	APS	2002/6/12
21.	APS	YES	2885	OPEN	APS	2002/10/11
22.	APS	YES	2886	OPEN	APS	2002/10/11
23.	MNT,ASSY,MOUNT,MODULATOR.AC2000	YES	2887	OPEN		2002/10/11
24.	PWA,DC STATUS BD	YES	2892	OPEN		2002/10/11
25.	PWA,DC STATUS BD	YES	2898	OPEN		2002/10/11
26.	APS2	YES	2842	OPEN	APS	2002/9/5
27.	PWA,DC STATUS BD	YES	2845	OPEN		2002/9/5
28.	APS2	YES	2882	OPEN	APS	2002/10/11
29.	Mother board, IP-PC	YES	2884	OPEN		2002/10/11
30.	Z stage amp	YES	2932	OPEN		2002/11/12
31.	APS	YES	2933	OPEN	APS	2002/11/12
32.	APS2	YES	2934	OPEN	APS	2002/11/12
33.	APS2	YES	2935	OPEN	APS	2002/11/12
34.	COMPUTER,SUN ULTRA10,440MHz	YES	3023	OPEN		2003/1/24
35.	SUN Ultra10	YES	3239	OPEN
36.	QVIOS2.0			OPEN
37.	36mm MODULATOR ROTATED	YES	3235	OPEN		2003/6/12
38.	70mm×70mm Modulator	YES	3236	OPEN		2003/6/12
39.	MODULATOR ASSY 73mm AC2000	YES	3183	OPEN		2003/4/22

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

.